COVOL TECHNOLOGIES, INC.

                          SECURITIES PURCHASE AGREEMENT

                          Dated as of December 7, 1999

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                                TABLE OF CONTENTS

                                                                          Page

Article I - DEFINITIONS.....................................................1
         1.1  Definitions; Interpretation...................................1

Article II - ISSUANCE AND SALE OF THE SECURITIES............................7
         2.1  Authorization of the Securities...............................7
         2.2  Issuance and Sale of the Securities...........................8
         2.3  Additional Issuances and Sales of the Securities..............8
         2.4  Option to Acquire Additional Securities.......................9

Article III - CLOSING; CLOSING DELIVERIES...................................9
         3.1  Closing.......................................................9
         3.2  Payment for and Delivery of the Securities....................9

Article IV - REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................10
         4.1  Existence; Qualification; Subsidiaries.......................10
         4.2  Authorization and Enforceability;  Issuance of the
              Securities,  the Conversion Shares and the Warrant Shares....10
         4.3  Capitalization...............................................11
         4.4  Private Sale.................................................11
         4.5  Financial Statements; Disclosure.............................12
         4.6  Absence of Certain Changes...................................12
         4.7  Litigation...................................................14
         4.8  Licenses,  Compliance with Law, Other Agreements,  Etc.......14
         4.9  Third-Party Approvals........................................15
         4.10  No Undisclosed Liabilities..................................15
         4.11  Tangible Assets.............................................15
         4.12  Inventory...................................................15
         4.13  Owned Real Property.........................................15
         4.14  Real Property Leases........................................15
         4.15  Agreements..................................................16
         4.16  Intellectual Property.......................................16
         4.17  Employees...................................................16
         4.18  ERISA; Employee Benefits....................................17
         4.19  Environmental Laws..........................................17
         4.20  Transactions  With  Affiliates..............................18
         4.21  Taxes.......................................................18
         4.22  Other Investors.............................................19
         4.23  Year 2000  Representations..................................19
         4.24  Investment  Company.........................................19

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         4.25  Certain Fees................................................19
         4.26  Solicitation  Materials.....................................19
         4.27  Form  S-3 Filing............................................20
         4.28  Listing and Maintenance Requirements Compliance.............20
         4.29  Registration Rights; Rights of Participation................20
         4.30  Synthetic Fuel Facilities...................................20

Article V - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER................21
         5.1  Authorization and Enforceability.............................21
         5.2  Purchaser's Ability to Perform...............................21
         5.3  Restrictions on Sale.........................................21

Article VI - COMPLIANCE WITH SECURITIES LAWS...............................22
         6.1  Investment  Intent of the Purchaser..........................22
         6.2  Status of  Securities........................................22
         6.3  Accredited  Investor Status..................................22
         6.4  Access to  Information.......................................22
         6.5  Transfer of Securities, Conversion Shares and
                Warrant Shares.............................................22

Article VII - CONDITIONS PRECEDENT.........................................23
         7.1  Conditions  Precedent........................................23

Article VIII - COVENANTS OF THE COMPANY....................................25
         8.1  Restricted  Actions..........................................25
         8.2  Required  Actions............................................27
         8.3  Reservation of Common Stock..................................29
         8.4  Payments Free of Withholding.................................29

Article IX - REGISTRATION RIGHTS...........................................29
         9.1  Registration Rights..........................................29
         9.2  Piggyback Registration Rights................................30

Article X - SURVIVAL.......................................................30
         10.1  Survival....................................................30

Article XI - INDEMNIFICATION...............................................30
         11.1  Indemnification.............................................31

Article XII - GENERAL PROVISIONS...........................................31
         12.1  Successors and Assigns......................................31
         12.2  Entire  Agreement...........................................31
         12.3  Notices.....................................................31
         12.4  Purchaser Fees and Expenses.................................32

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         12.5  Amendment  and Waiver.......................................33
         12.6  Counterparts................................................33
         12.7  Headings....................................................34
         12.8  Remedies  Cumulative........................................34
         12.9  GOVERNING LAW...............................................34
         12.10  CONSENT TO JURISDICTION;  SERVICE OF PROCESS AND VENUE.....34
         12.11  No Third Party Beneficiaries...............................34
         12.12  Severability...............................................34

EXHIBITS

Exhibit A     Security Agreement
Exhibit B     Form of Convertible Secured Debenture
Exhibit C     Form of Warrant

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                          SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of December 7, 1999, by and between COVOL TECHNOLOGIES, INC.(the "Company"), a Delaware corporation with an address at 3280 North Frontage Road, Lehi, Utah 84043; and DH FINANCIAL, L.C. or its assigns (the "Purchaser"), a Utah limited liability company with an address at 5478 Green Street, Murray, Utah 84123.

         The Company desires to issue to the Purchaser and the Purchaser desires to purchase from the Company, upon the terms and subject to the conditions set forth herein (i) the Convertible Secured Debenture of the Company and (ii) the Warrants.

         In consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties hereto agree as follows:

                             Article I - DEFINITIONS

         1.1 Definitions; Interpretation. For purposes of this Agreement, the following terms have the indicated meanings:

         "Affiliate" of a Person means any officer, director or employee of the Company and any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or
(ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Capital Stock" of any Person shall mean any and all shares, interests (including membership and economic interests in a limited liability company), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity prior to such conversion.

         "Capitalized Lease" means any lease which is required under GAAP to be capitalized on the balance sheet of the lessee.

         "Capitalized Lease Obligation" means obligations for the payment of rent for any Capitalized Lease; for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

Covol Securities Purchase Agreement   - 1 -                     December 7, 1999
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         "CERCLA" shall mean the federal Comprehensive  Environmental  Response,
Compensation, and Liability Act of 1980, as amended.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" means, collectively, the Company's Common Stock, $.001 par value per share, and any Capital Stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

         "Confidential Information" means any proprietary information concerning the Company's business other than information that (i) was already known to the Person having a duty to keep confidential such information on a nonconfidential basis prior to the time of disclosure, (ii) is or becomes generally available to the public through no act or omission of such Person or (iii) becomes available to such Person on a nonconfidential basis from a source other than any party hereto (or any agent or representative thereof) if such source was not under a prohibition against disclosing the information or otherwise bound by a confidentiality agreement with respect thereto.

         "Conversion Shares" means shares of Common Stock issued or issuable upon conversion of the Debenture, whether or not a Debenture is presently convertible; provided, that if there is a change such that the securities issuable upon conversion of the Debenture are issued by an entity other than the Company or there is a change in the securities so issuable, then the term "Conversion Shares" shall mean shares or the security issuable upon conversion of the Debenture if such securities are issuable in shares, or shall mean the equivalent units in which such security is issuable if such security is not issuable in shares.

         "Current Balance Sheet" means the unaudited balance sheet of the Company as at June 30, 1999.

         "Debenture" has the meaning set forth in Section 2.1.

         "Employee Plan" means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and any employee benefit plan as defined in Section 3(3) of ERISA, maintained or contributed to by the Company, or any predecessor or Subsidiary or any ERISA Affiliate at any time during the 5-calendar years immediately preceding the date of this Agreement.

         "Environmental Actions" refers to any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any governmental agency, department, bureau, office or other authority, or any third party involving violations of Environmental Laws or Releases of

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Hazardous Materials (i) from any assets, properties or businesses of the Company or any of its Subsidiaries, licensees or predecessors in interest; (ii) from adjoining properties or business; or (iii) from or onto any facilities which
received   Hazardous   Materials   generated  by  the  Company  or  any  of  its
Subsidiaries, licensees or predecessors in interest.

         "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601, et seq.), the Hazardous Materials Transpiration Act (49 U.S.C. 42 ss. 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901, et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251, et seq.), the Clean Air Act (42 U.S.C. ss. 7401, et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601, et seq.) and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), as such laws may be amended or supplemented from time to time, and any other present or future federal (United States or Canada), state, provincial, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any Governmental Agency imposing liability or establishing standards of conduct for protection of the environment.

         "Environmental Liabilities and Costs" means all liabilities (including strict liabilities), monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable out-of-pocket fees, disbursements and expenses of counsel, out-of-pocket expert and consulting fees, and out-of-pocket costs for environmental site assessments, remedial investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any Environmental Action filed by any Governmental Agency or any third party, which relate to any violations of Environmental Laws, Remedial Actions, Releases or threatened Releases of Hazardous Materials from or onto (i) any property presently or formerly owned by the Company or any of its Subsidiaries, licensees or predecessors in interest or (ii) any facility which received Hazardous Materials generated by the Company or any of its Subsidiaries, licensees or predecessors in interest.

         "Environmental Lien" means any Lien in favor of any Governmental Agency for Environmental Liabilities and Costs.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

         "Exchange Act" means the  Securities  Exchange Act of 1934, as amended.

         "Existing  Indebtedness"  has the meaning set forth in Section 4.2.

         "Facilities" has the meaning set forth in Section 4.30.

Covol Securities Purchase Agreement   - 3 -                     December 7, 1999
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         "Fair  Market  Value"  means the closing bid price of a share of Common
Stock quoted on the NASDAQ Stock Market System.

         "Family Group" means, with respect to an individual Purchaser, such Purchaser, such Purchaser's spouse, siblings, descendants and/or ancestors (whether natural, by marriage or adopted) and any trust solely for the benefit of such Purchaser and/or such Purchaser's spouse, siblings, their respective ancestors and/or descendants (whether natural, by marriage or adopted).

         "Financial Statements" means (i) the unaudited balance sheets of the Company as at December 31, 1998 and 1997, March 31, 1999 and 1998, and June 30, 1999 and 1998, and the related unaudited statements of income and consolidated cash flow for the quarterly periods then ended, and (ii) the audited balance sheets of the Company as at September 30, 1998 and 1997, and the related audited statements of income and consolidated cash flow for the fiscal year periods then ended, all as filed with the Securities and Exchange Commission on the date of this Agreement.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time, consistently applied.

         "Governmental Agency" means any federal, state, local, foreign or other governmental agency, instrumentality, commission, authority, board or body and the National Association of Securities Dealers.

         "Hazardous Materials" includes (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws; (b) petroleum and its refined products; (c) poly-chlorinated biphenyls;
(d) any substance exhibiting a hazardous waste characteristic, including but not limited to corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components, including but not limited to asbestos-containing materials and manufactured products containing hazardous substances.

         "Hedging Agreement" means any interest rate swap, collar, cap, floor or forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Company, and any confirming letter executed pursuant to such agreement, all as amended, supplemented, restated or otherwise modified from time to time.

         "includes"  and  "including"  mean  includes  and  including,   without
limitation.

         "Indebtedness" means, without duplication, as to any Person (i) indebtedness for borrowed money; (ii) indebtedness for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of business and payable in accordance

Covol Securities Purchase Agreement   - 4 -                     December 7, 1999
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with  customary  practices);  (iii)  indebtedness  evidenced  by  bonds,  notes, debentures or other similar instruments (other than performance, surety and appeal or other similar bonds arising in the ordinary course of business); (iv) obligations and liabilities secured by a Lien upon property owned by such Person, whether or not owing by such Person and even though such Person has not
assumed  or  become  liable  for  the  payment  thereof;   (v)  obligations  and
liabilities directly or indirectly guaranteed by such Person; (vi) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession of such property; (vii) Capitalized Lease Obligations; (viii) all liabilities in respect of letters of credit, acceptances and similar obligations created for the account of such Person; (ix) net liabilities of such Person under Hedging Agreements and foreign currency exchange agreements, as calculated on a basis satisfactory to the Purchaser and in accordance with accepted practice; and (x) the Debenture issued hereunder valued at the Optional Redemption Price (as defined in the Debenture) for purposes hereof.

         "Initial Closing" has the meaning set forth in Section 3.1.

         "Initial Closing Date" has the meaning set forth in Section 3.1.

         "Intellectual Property" means all domestic and foreign patents, patent applications, disclosures, industrial designs, discoveries and inventions; trademarks, service marks, trade dress, trade names, d/b/a's, Internet domain names and corporate names and all goodwill associated therewith; published and unpublished works of authorship, copyrights; registrations, applications and renewals for any of the foregoing; trade secrets, Confidential Information, know-how, technical and computer data, databases, proprietary information, documentation and software, financial, business and marketing plans, customer and supplier lists and all other intellectual property and proprietary rights; and all copies and tangible embodiments of the foregoing.

         "IRS" means the Internal Revenue Service.

         "knowledge" or "know" when used with respect to the Company means the knowledge of the senior management (vice president or senior) of the Company, or any other management personnel that has had significant involvement in the business and affairs of the Company.

         "Liability" means any liability or obligation (whether absolute or contingent, liquidated or unliquidated or due or to become due).

         "Lien" means any mortgage, deed of trust, pledge, lien, security interest, charge, encumbrance, security arrangement, restriction, covenant, encroachment or other title imperfection of any nature whatsoever, including but not limited to any conditional sale or

Covol Securities Purchase Agreement   - 5 -                     December 7, 1999
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title retention  arrangement,  and any assignment,  deposit arrangement or lease intended as, or having the effect of, security.

         "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), prospects or results of operations of the Company and its Subsidiaries taken as a whole.

         "Material Adverse Effect" means any material adverse effect on (i) the business, condition (financial or otherwise), prospects or results of operations of the Company and its Subsidiaries taken as a whole, or (ii) any of the transactions contemplated hereby or by the Related Documents.

         "ordinary course of business" means the ordinary course of business of the Company consistent with past practice (including with respect to quantity, quality and frequency).

         "Permitted Liens" has the meaning set forth in Section 8.1(l).

         "Person" means any individual, partnership, joint venture, corporation, trust, unincorporated organization or other entity.

         "RCRA" shall mean the federal Resource Conservation and Recovery Act, as amended.

         "Related Documents" means all documents and instruments to be executed or adopted by the Company in connection herewith, including without limitation the Debenture, the Security Agreement, each of the Warrants and all other documents and instruments to be executed or adopted by the Company pursuant thereto.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing Hazardous Materials) into the indoor or outdoor environment, including ambient air, soil, surface or ground water.

         "Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) any other actions authorized by 42 U.S.C. 9601.

         "SEC" means the Securities and Exchange Commission.

Covol Securities Purchase Agreement   - 6 -                     December 7, 1999
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         "Securities" has the meaning given that term in Section 2.1.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Agreement" means the Security Agreement by and between the Company and the Purchaser, substantially in the form attached as Exhibit "A" hereto.

         "Subsidiary" means any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or
(ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company. For purposes hereof, the Company shall be deemed to have a majority ownership interest in a partnership, association or other business entity if the Company, directly or indirectly, is allocated a majority of partnership, association or other business entity gains or losses, or is or controls the managing director or general partner of such partnership, association or other business entity.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, Capital Stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Returns" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Warrant Shares" means shares of the Common Stock obtained or obtainable upon exercise of the Warrants, whether or not a Warrant is presently exercisable; provided, that if there is a change such that the securities issuable upon exercise of the Warrants are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Warrant Shares" shall mean shares of the security issuable upon exercise of the Warrants if such security is issuable in shares, or shall mean the equivalent units in which such security is issuable if such security is not issuable in shares.

                Article II - ISSUANCE AND SALE OF THE SECURITIES

         2.1 Authorization of the Securities. The Company has authorized the issuance and sale to the Purchaser, on the terms and subject to the conditions of this Agreement, of (a) its Convertible

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

Secured Debenture in an aggregate principal amount of $1,500,000 and containing the terms and conditions and in the form of the Debenture set forth in Exhibit "B" attached hereto (the "Debenture"), and (b) its Warrants containing the terms and conditions and in the form of the Warrant set forth in Exhibit "C" attached hereto (the "Warrants and, together with the Debenture, the "Securities"). The Debenture is convertible into and the Warrants are exercisable for shares of the Company's Common Stock and the Debenture is secured by a first priority security interest in the collateral described in the Security Agreement.

         2.2 Issuance and Sale of the Securities. At the Initial Closing, on the terms and subject to the conditions of this Agreement, the Company shall issue to the Purchaser (a) the Debenture in the aggregate principal amount of $1,500,000.00, and (b) Warrants initially exercisable for an aggregate of 934,725 Warrant Shares. For federal income tax purposes, the Company and the Purchaser agree that the aggregate amount paid by the Purchaser for (i) the Debenture is $1,500,000.00, and (ii) the Warrants is $0. Neither the Company nor the Purchaser shall file any Tax Return or take any position with any taxing authority inconsistent with the preceding sentence.

                    Article III - CLOSING; CLOSING DELIVERIES

         3.1 Closing.  The closing of the  transactions  contemplated by Section
2.2 of this Agreement (the "Initial Closing") shall take place at 4:00 p.m. on December 7, 1999, at the offices of Corbridge Baird & Christensen, Salt Lake City, Utah or at such other time, place and/or date as shall be agreed upon by the parties hereto. The date upon which the Initial Closing occurs is referred to herein as the "Initial Closing Date."

         3.2 Payment for and Delivery of the Securities. At the Initial Closing, the Company shall issue and deliver to the Purchaser, (a) a Debenture in the aggregate principal amount of $1,500,000.00, against payment by the Purchaser, by cash, check or wire transfer of immediately-available funds to the account designated by the Company not less than two (2) days prior to the Initial Closing Date, of $675,000 (net of 10% placement fee payable to DH Financial, L.C. pursuant to Section 12.4) on the date of this Agreement and $675,000 (net of 10% placement fee payable to DH Financial, L.C. pursuant to Section 12.4) on or before December 20, 1999, and (b) duly issued Warrants initially exercisable for an aggregate of 934,725 Warrant Shares.

           Article IV - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Purchaser as follows:

         4.1 Existence; Qualification; Subsidiaries. Each of the Company and its Subsidiaries is a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation and has full corporate or partnership power and authority, as the case may be, to conduct its business

Covol Securities Purchase Agreement   - 8 -                     December 7, 1999
and own and operate its properties as now conducted, owned and operated. The copies of the Certificate of Incorporation, as amended, and By-Laws of the Company and all amendments thereto previously delivered to the Purchaser are true, correct and complete copies of such documents. The Company and each Subsidiary is licensed or qualified as a foreign corporation, partnership or limited liability company and is in good standing in all jurisdictions where such person is required to be so licensed or qualified, except where the failure to be so licensed, qualified or in good standing would not have a Material
Adverse Effect. Except as set forth on Schedule 4.1, the Company has no Subsidiaries and owns no Capital Stock or other securities of, and has not made any other investment in, any other entity. All of the issued shares of Capital Stock, partnership interests or membership interests, as the case may be, of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or adverse claims.

         4.2 Authorization and Enforceability; Issuance of the Securities, the Conversion Shares and the Warrant Shares.

                  (a) The Company has full power and authority and has taken all required corporate and other action necessary to permit it to execute and deliver this Agreement and the Related Documents and to carry out the terms hereof and thereof and to issue and deliver the Securities, the Conversion Shares and the Warrant Shares, and none of such actions will violate any provision of the Certificate of Incorporation of the Company, the By-Laws of the Company or of any applicable law, regulation, order, judgment or decree or rule of any stock exchange where the Company's Common Stock is listed or market in which the Company's Common Stock is quoted, or result in the breach of or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under any material agreement (including the Company's current secured debt instruments set forth on Schedule 4.2 (the "Existing Indebtedness")), instrument or understanding to which the Company is a party or by which it is bound or by which it will become bound as a result of the transactions contemplated by this Agreement. This Agreement, each of the Related Documents and all other agreements and instruments contemplated hereby to which the Company is a party, have been duly executed and delivered by the Company and each constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application related to the enforcement of creditor's rights generally and (ii) general principles of equity.

                  (b) The execution, delivery and performance of this Agreement, each of the Related Documents and all other agreements and instruments contemplated hereby to which the Company is a party have been duly authorized by the Company. The Conversion Shares and the Warrant Shares, will be fully paid and nonassessable. The Conversion Shares and the Warrant Shares have been duly reserved for issuance upon conversion of the Debenture and exercise of the Warrants, as the case may be, and, when so issued, will be duly authorized, validly issued and

Covol Securities Purchase Agreement   - 9 -                     December 7, 1999
outstanding, fully paid and nonassessable shares of Common Stock. Neither the issuance and delivery of any Conversion Shares upon conversion of the Debenture nor the issuance and delivery of any Warrant Shares upon exercise of the Warrants is subject to any preemptive right of any stockholder of the Company or to any right of first refusal or other similar right in favor of any Person.

         4.3 Capitalization. The authorized Capital Stock of the Company consists of (a) 25,000,000 shares of Common Stock, par value $.001 per share, of which, as of September 3, 1999, 12,744,009 shares were outstanding, 439,699 shares are reserved for issuance upon conversion of the Debenture, 175,880 shares are reserved for issuance upon exercise of the Warrants, and 6,250,756 shares are reserved for issuance upon the exercise of certain stock options and warrants, and (b) 10,000,000 shares of preferred stock, par value $.001 per share, of which (i) 3,000 shares have been designated Series A Preferred Stock, of which 3,000 shares are issued and outstanding, (ii) 312,882 shares have been designated Series B Preferred Stock, of which 14,310 shares are issued and outstanding, (iii) 1,500 shares have been designated Series C Preferred Stock, of which 200 shares are issued and outstanding, (iv) 80,000 shares have been designated Series D Preferred Stock, of which 60,000 shares are issued and outstanding; and (v) 3,000,000 are reserved for issuance upon conversion of certain convertible secured debt. All of the outstanding Capital Stock has been validly issued and is fully paid and nonassessable and has been issued in compliance with all applicable securities laws (including the provisions of the Securities Act and the rules and regulations promulgated thereunder). Except as set forth in Schedule 4.3, there are no options, convertible securities, warrants, calls, pledges, transfer restrictions (except restrictions imposed by federal and state securities laws), voting restrictions, liens, rights of first offer, rights of first refusal, antidilution provisions or commitments of any character relating to any issued or unissued shares of Capital Stock of the Company other than as contemplated in the Related Documents. Except as contemplated by this Agreement and the Related Documents or as set forth in
Schedule 4.3, there are no preferential rights applicable to the issuance and sale of the Securities, the Conversion Shares and the Warrant Shares.

         4.4 Private Sale. Assuming the accuracy of the representations and warranties made by recipients of the Company's Capital Stock in connection with the acquisition of such Capital Stock, the Company has not violated any applicable federal or state securities laws in connection with the offer, sale and issuance of any of its Capital Stock. Subject to the accuracy of the Purchaser's representations contained herein, neither the offer, sale and issuance of the Securities hereunder nor the issuance and delivery of any Conversion Shares upon conversion of the Debenture or any Warrant Shares upon exercise of any Warrants requires registration under the Securities Act or any state securities laws.

         4.5  Financial Statements; Disclosure.

                  (a) The Financial Statements (together with the notes thereto, as applicable), subject to modifications required by the current SEC review of the Company's Registration

Covol Securities Purchase Agreement  - 10 -                     December 7, 1999

Statement on Form S-3, (i) are true, correct and complete in all material respects, (ii) are in accordance with the books and records of the Company and
(iii) fairly present the financial condition and results of operations of the Company as of the dates and for the periods indicated in accordance with GAAP, except that the unaudited balance sheets and related financial statements do not contain an auditors' opinion and do not contain footnotes and are subject to normal, recurring year-end audit adjustments which are not material.

                  (b) This Agreement together with the schedules, attachments, exhibits, written statements and certificates supplied to the Purchaser by or on behalf of the Company with respect to the transactions contemplated hereby does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact which has not been disclosed to the Purchaser of which the Company has knowledge, and which has had or could reasonably be anticipated to have a Material Adverse Effect.

                  (c) As of its filing date, each document filed with the SEC by the Company, as amended or supplemented prior to the Initial Closing Date or any Additional Closing Date, if applicable, pursuant to the Securities Act and/or the Exchange Act, true and correct copies of which have been given to the Purchaser, subject to modifications required by the current SEC review of the Company's Registration Statement on Form S-3, (i) complied in all material respects with the applicable requirements of the Securities Act and/or Exchange Act and (ii) did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each final registration statement filed with the SEC by the Company pursuant to the Securities Act, as of the date such statement became effective (i) complied in all material respects with the applicable requirements of the Securities Act and (ii) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in light of the circumstances under which they were made).

         4.6  Absence of Certain Changes.

                  (a) Except as set forth on Schedule 4.6(a) since the date of the Current Balance Sheet, neither the Company nor any Subsidiary has:

                           (i) incurred any Liabilities other than current Liabilities incurred, or obligations under contracts entered into, in the ordinary course of business and for individual amounts not greater than $250,000;

                           (ii) paid, discharged or satisfied any claim, Lien or Liability, other than any claim, Lien or Liability (A) reflected or reserved against on the Current Balance Sheet and paid, discharged or satisfied in the ordinary course of business since the date of the

Covol Securities Purchase Agreement  - 11 -                     December 7, 1999

         Current Balance Sheet or (B) incurred and paid, discharged or satisfied since the date of the Current Balance Sheet, in each case in the ordinary course of business;

                           (iii) sold, leased, assigned or otherwise transferred any of its assets, tangible or intangible (other than sales of inventory in the ordinary course of business and use of supplies in the ordinary course of business);

                           (iv)  permitted  any  of  its  assets,   tangible  or
         intangible,  to become  subject to any Lien (other  than any  Permitted
         Lien);

                           (v)  written  off  as   uncollectible   any  accounts
         receivable other than (A) in the ordinary course of business or (B) for amounts not greater than $50,000 in the aggregate;

                           (vi) terminated or amended or suffered the termination or amendment of, or other than in the ordinary course of business, failed to perform in all material respects all of its obligations or suffered or permitted any material default to exist under, any material agreement, license or permit (except the agreement as disclosed between the Company and EARTHCO relating to a preparation plant and fines ponds lease in Wellington, Utah);

                           (vii) suffered any damage, destruction or loss of tangible property (whether or not covered by insurance) which in the aggregate exceeds $100,000;

                           (viii) made any loan (other than intercompany advances) to any other Person (other than advances to employees in the ordinary course of business which do not exceed $10,000 individually or $50,000 in the aggregate);

                           (ix) canceled, waived or released any debt, claim or right in an amount or having a value exceeding $100,000;

                           (x) paid any amount to or entered into any agreement,
         arrangement  or   transaction   with,  or  any  series  of  agreements,
         arrangements or transactions with, any Affiliate (including its officers, directors and employees) having a value of in excess of $50,000 in the aggregate (other than as Company-wide employee benefits or termination benefits paid in the ordinary course of business);

                           (xi) declared, set aside, or paid any dividend or distribution with respect to its Capital Stock or redeemed, purchased or otherwise acquired any of its Capital Stock;

                           (xii) other than in the ordinary course of business or under existing contractual terms or obligations, granted any increase in the compensation of any officer

Covol Securities Purchase Agreement  - 12 -                     December 7, 1999
         or employee or made any other change in employment terms of any officer or employee (except the arrangements as disclosed between the Company and Messrs. Kimball, Fraley, Thompson, Madden and Cook);

                           (xiii) made any change in any method of accounting or accounting practice;

                           (xiv) suffered or caused any other occurrence, event or transaction outside the ordinary course of business or which could have a Material Adverse Effect; or

                           (xv) agreed, in writing or otherwise, to any of the foregoing.

                  (b) Since the date of the Current Balance Sheet, there has been no Material Adverse Change.

                  (c) Schedule 4.6(c) hereto sets forth a complete and accurate list as of the date hereof of (i) each place of business of the Company and each of its Subsidiaries and (ii) the chief executive office of the Company and each of its Subsidiaries.

         4.7 Litigation. Except as set forth in Schedule 4.7, no claim, suit, proceeding or investigation is proceeding, pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any licensee or any officer or director thereof or the Company's, the Subsidiaries' or the licensee's business which if decided adversely to any such person could have a Material Adverse Effect.

         4.8 Licenses, Compliance with Law, Other Agreements, Etc. Each of the Company and its Subsidiaries has all material franchises, permits, licenses and other rights to allow it to conduct its business and is not in violation, in any material respects of any order or decree of any court, or of any law, order or regulation of any Governmental Agency, or of the provisions of any contract or agreement to which it is a party or by which it is bound (except the agreement as disclosed between the Company and EARTHCO and the financing arrangement as disclosed for the Mountaineer Facility), and neither this Agreement nor the Related Documents nor the transactions contemplated hereby or thereby will result in any such violation. Each of the Company's and its Subsidiary's business has been conducted in compliance with all federal, state and local laws, ordinances, rules and regulations, in all material respects. To the knowledge of the Company, conditions or events of non-compliance with respect to the Company's licensees that would have a Material Adverse Effect on the Company or its contractual relationships with its licensees.

         4.9 Third-Party Approvals. Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the Company is not required to obtain any order, consent, approval or authorization of, or to make any declaration or filing with, any Governmental Agency or other third party (including under any state securities or "blue sky" laws) in connection with the execution and delivery of this Agreement or the Related Documents, or the consummation of the transactions contemplated hereby or thereby to occur on the Initial Closing

Covol Securities Purchase Agreement  - 13 -                     December 7, 1999

Date or any Additional Closing Date, except for the consent and approval of OZ Master Fund, Ltd.

         4.10 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any material Liabilities except (i) as and to the extent of the amounts reflected or reserved against on the Current Balance Sheet and (ii) liabilities and obligations incurred in the ordinary course of business since the date thereof that in the aggregate could not result in a Material Adverse Effect.

         4.11 Tangible Assets. Each of the Company and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all material tangible assets used or reasonably necessary in connection with the conduct of its business.

         4.12 Inventory. All inventory of each of the Company and its Subsidiaries, whether reflected on the Current Balance Sheet or otherwise, consists of a quality and quantity usable or salable in the ordinary course of business, subject to defect or obsolescence consistent with the Company's historical experience.

         4.13 Owned Real Property. Set forth on Schedule 4.13 is a true and correct description of all real property owned by the Company and its Subsidiaries. The Company and each of its Subsidiaries has good and marketable title in fee simple, free and clear of all Liens (other than any Permitted
Lien), to all of the real property owned by the Company and each of its Subsidiaries.

         4.14 Real Property Leases. There exists no event of default (nor any event which with notice or lapse of time would constitute an event of default) with respect to the Company, any Subsidiary and, to the Company's knowledge, with respect to any other party thereto under any agreement pursuant to which the Company is the lessee or lessor of any real property, except for such defaults and defects in enforceability as could not in the aggregate be expected to have a Material Adverse Effect, and all such agreements are in full force and effect and enforceable against the lessor or lessee in accordance with their terms except for such defaults and defects in enforceability as could not in the aggregate be expected to have a Material Adverse Effect (except the agreement as disclosed between the Company and EARTHCO relating to a preparation plant and fines ponds lease in Wellington, Utah).

         4.15 Agreements. None of the Company, any Subsidiary or, to the knowledge of the Company, any licensee is in default, nor to the knowledge of the Company is there any basis for a valid claim of default, and to the Company's knowledge no event has occurred which, with notice or lapse of time, would constitute a default, under any agreement, arrangement or understanding to which the Company, any Subsidiary or any licensee is a party, and to the knowledge of the Company, no Person other than the Company is in default under any such agreement, in each case other than defaults which in the aggregate could not be expected to have a Material Adverse Effect (except the agreement as disclosed between the Company and EARTHCO relating to a preparation plant and fines ponds lease in Wellington, Utah). Additionally, none of the Company,

Covol Securities Purchase Agreement  - 14 -                     December 7, 1999
any Subsidiary or, to the knowledge of the Company, any licensee is party to any agreement the performance of which in accordance with its terms (including any termination provision thereof) could be expected to have a Material Adverse Effect.

         4.16 Intellectual Property. Schedule 4.16 sets forth a complete list of
(i) all patented, registered, applied for or otherwise material Intellectual Property owned, filed or used by the Company; and (ii) all trade names and material unregistered trademarks and other designations used by the Company in connection with its business. The Company owns and possesses all right, title and interest in and to, or has a valid and enforceable license to use, all Intellectual Property used by the Company in its business as currently conducted and as currently proposed to be conducted. No claim by any third party contesting the validity, enforceability, use or ownership of Intellectual Property owned, held or used by the Company has been made or, to the knowledge of the Company, is threatened. To the knowledge of the Company, neither it nor its indemnitees has violated or misappropriated the Intellectual Property of any third party and no third party has violated or misappropriated Intellectual Property owned, held or used by the Company. No claim by any third party has been asserted, or to the knowledge of the Company threatened, that the Company or its indemnitees is violating or misappropriating Intellectual Property. To the knowledge of the Company, all Intellectual Property owned or held by the Company is valid, subsisting and enforceable, and all such Intellectual Property is free of all Liens, and, except as set forth on Schedule 4.16, is fully assignable by the Company to any Person, without payment, consent of any Person or other condition or restriction. The Company has taken all reasonable measures to protect the secrecy, confidentiality and value of all Confidential Information, proprietary information and trade secrets owned, held or used by the Company (including, without limitation, entering into appropriate confidentiality agreements with all officers, directors, employees, and other Persons with access to such information and trade secrets). To the knowledge of the Company, such information and trade secrets have not been disclosed to any Persons other than Company employees or Company contractors who had a need to know and use such information and trade secrets in the ordinary course of employment or contract performance and who executed appropriate confidentiality agreements.

         4.17 Employees. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strike, material grievance, material claim of unfair labor practice or other collective bargaining dispute. To the knowledge of the Company there is no organizational effort being made or threatened by or on behalf of any labor union with respect to its employees. To the knowledge of the Company, it has not committed any unfair labor practice or violated any federal, state or local law or regulation regulating employers or the terms and conditions of its employees' employment, including laws regulating employee wages and hours, employment discrimination, employee civil rights, equal employment opportunity and employment of foreign nationals, except for such violations as could not be expected to have a Material Adverse Effect.

         4.18 ERISA; Employee Benefits. The Company has no Plans and agrees that it will not adopt any Plan, other than a defined contribution 401(k) plan while the Debenture is outstanding.

Covol Securities Purchase Agreement  - 15 -                     December 7, 1999

         4.19  Environmental Laws. Except as set forth on Schedule 4.19:

                  (a) Each of the Company (as used in this Section 4.19, Company shall include any predecessor and the Company's Subsidiaries) and, to the knowledge of the Company, its licensees has complied and is in compliance with all Environmental Laws.

                  (b) The Company and, to the knowledge of the Company, its licensees have obtained and complied with, and are in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental Laws to operate its facilities, assets, and its businesses.

                  (c) No Environmental Actions have been asserted against the Company or, to the knowledge of the Company, against any licensee or facility that may have received Hazardous Materials generated by the Company or any licensee, regarding any actual, threatened, or alleged violation of Environmental Laws, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated, or otherwise), including any investigatory, remedial, or corrective obligations, relating to it or its operations under Environmental Laws.

                  (d) To the knowledge of the Company, none of the following exists at any property or facility currently or formerly owned or operated by either the Company or, to the knowledge of the Company, any licensee: (i) underground storage tanks, (ii) asbestos-containing material in any form or condition, (iii) materials or equipment containing polychlorinated biphenyls, or
(iv) landfills, surface impoundments, or waste disposal areas, except for feed-stock properties for Company facilities.

                  (e) Except as disclosed on Schedule 4.19, neither the Company nor, to the knowledge of the Company, any licensee has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or Released any substance, including without limitation any Hazardous Material, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to Environmental Liabilities and Costs. There has been no Release at any of the properties owned or operated by the Company or, to the knowledge of the Company, at any of the properties owned or operated by its licensees or, to the knowledge of the Company, at any disposal treatment facility which received Hazardous Materials generated by the Company or any licensee which is reasonably likely to result in Environmental Liabilities and Costs.

                  (f) Except as disclosed on Schedule 4.19, neither this Agreement nor the consummation of the transactions that are contemplated by this Agreement will result in any obligations for site investigation, cleanup or notification pursuant to any so-called "transaction-triggered" or "responsible property transfer" Environmental Laws.

                  (g) Neither the Company nor, to the knowledge of the Company, any licensee has, either expressly or by operation of law, assumed or undertaken any liability, including without

Covol Securities Purchase Agreement  - 16 -                     December 7, 1999
limitation any obligation for corrective or Remedial Action, of any other Person relating to Environmental Laws.

         4.20 Transactions With Affiliates. Except as set forth on Schedule 4.20, neither the Company nor any Subsidiary is party to any agreement, arrangement or transaction or series of agreements, arrangements or transactions with any Affiliate which agreements, arrangements, transactions and series of transactions in the aggregate have a value over $50,000 (other than as Company-wide employee benefits paid in the ordinary course of business).

         4.21  Taxes.

                  (a) Except as disclosed on Schedule 4.21, each of the Company and its Subsidiaries has filed all Tax Returns that it was required to file, and has paid all Taxes due with respect to the periods covered by such Tax Returns.

                  (b)None of the Company and its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal Tax Return (other than a group the common parent of which was the Company) or (ii) has any Liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (c) Each of the Company and its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (d) Except as set forth on Schedule 4.21, there is no dispute or claim concerning any Tax Liability of any of the Company and its Subsidiaries either (i) claimed or raised by any authority in writing or (ii) as to which any of the directors and officers (and employees responsible for Tax matters) of the Company and its Subsidiaries has knowledge based upon personal contact with any agent of such authority.

         4.22 Other Investors. Set forth on Schedule 4.22 is a list of all shareholders (including option and convertible security holders) of the Company who as of the date hereof, based on SEC filings of such shareholders, after giving effect to the terms hereof, own more than 5% of the fully diluted common equity of the Company and sets forth such percentage ownership.

         4.23 Year 2000 Representations. The Company represents and warrants that:

                  (a) The Company does not have any computer applications that it believes are mission critical to the operation of synthetic fuel facilities that it operates. While the Company has not formally verified Year 2000 compliance with licensees that utilize the Company's technology in their synthetic fuel facilities, the Company believes that the computer applications used in the operations of these facilities are not mission critical. Accordingly, the Company

Covol Securities Purchase Agreement  - 17 -                     December 7, 1999
believes that Year 2000 issues will not be significant to these computer applications and therefore, upgrading or modifications to these applications to make them Year 2000 compliant will not be significant.

                  (b) During 1998 the Company upgraded its network operating system and believes that system is Year 2000 compliant and that any additional upgrading to that system will not be significant. The Company utilizes computer applications in the finance and accounting departments and in the corporate office that need to be upgraded in order to be Year 2000 compliant. The Company expects to complete the upgrade of its corporate computer applications for Year 2000 compliance by September 30, 1999.

         4.24 Investment Company. The Company is not, and is not controlled by or under common control with an affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         4.25 Certain Fees. Other than fees and expenses due and payable to the Purchaser pursuant to Section 12.4, no fees or commissions will be payable by the Company to any broker, financial advisor, finder, investment banker, or bank with respect to the transactions contemplated by this Agreement. The Purchaser shall not have any obligation with respect to any fees or with respect to any claims made by or on behalf of any Persons for fees of a type contemplated in this section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless the Purchaser, its employees, officers, directors, agents and partners, and their respective
Affiliates from and against all claims, losses, damages, costs (including attorney's fees) and expenses suffered in respect to any such claimed or existing fees.

         4.26 Solicitation Materials. The Company has not (i) distributed any offering materials to the Purchaser in connection with the offering and sale of the Securities other than its public filings with the SEC, or (ii) solicited any offer to buy or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D under the Securities Act. None of the information provided to the Purchaser by or on behalf of the Company contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         4.27 Form S-3 Filing. The Company has filed a registration statement with the SEC on Form S-3 promulgated under the Securities Act, File No. 33-385753, to register the resale of the Conversion Shares, the Warrant Shares and shares otherwise issuable pursuant to this Agreement.

         4.28  Listing and Maintenance Requirements Compliance.

                  (a) The Company has not received notice (written or oral) from the National Association of Securities Dealers that the Company is not in compliance with its listing or maintenance requirements.

Covol Securities Purchase Agreement  - 18 -                     December 7, 1999

                  (b) Upon conversion of the Debenture into Conversion Shares or the exercise of the Warrants for the Warrant Shares, all such Conversion Shares and Warrant Shares shall be listed on the NASDAQ National Market System.

         4.29 Registration Rights; Rights of Participation. Except as described on Schedule 4.29 hereto, (a) the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the SEC or any other Governmental Agency which has not expired or been satisfied in full and (b) no Person, including, but not limited to, current or former shareholders of the Company, underwriters, brokers or agents, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement or any other related document which has not been waived. None of the rights granted to the Purchaser hereunder and under the Related Documents conflicts with or would cause a default under any of the agreements or arrangements listed on Schedule 4.29 hereto.

         4.30  Synthetic Fuel Facilities.

                  (a) The Company shall take all reasonably necessary action to ensure that the credit for producing fuel from a nonconventional source provided under Section 29 of the Code is available and is maintained with respect to each of the Company's and its licensee's facilities for producing synthetic fuels ("Facilities") including, without limitation, ensuring that the Facilities produce "qualified fuels" (as defined in Section 29(c) of the Code) and such qualified fuels are sold to persons that are not "related persons" (as defined in Section 29(d)(7) of the Code). Each of the Facilities was placed in service before July 1, 1998, in each case pursuant to a binding written contract in effect on or before December 31, 1996. For purposes of this Section 4.30, each representation made by the Company is made to the knowledge of the Company.

                  (b) Each of the representations and warranties made by any of the Company, its Subsidiaries or its licensees in obtaining any private letter ruling from the Internal Revenue Service was true and correct in all material respects when made and as of the date the ruling was issued.

                  (c) Set forth on Schedule 4.30 is each private letter ruling obtained from the Internal Revenue Service regarding the Facilities which is addressed to the Company or any of its licensees or is otherwise able to be relied upon by the Company. To the Company's knowledge, (i) no private letter ruling listed on Schedule 4.30 has been amended, rescinded or revoked since the date of issuance, and (ii) there exists no reason that the Internal Revenue Service would deny a request by the Company or any owner of the Facilities for a private letter ruling with regard to the Facilities owned by the Company or any of its licensees.

           Article V - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser hereby represents and warrants to the Company as follows:

Covol Securities Purchase Agreement  - 19 -                     December 7, 1999

         5.1 Authorization and Enforceability. The Purchaser has full power and authority and has taken all action necessary to permit it to execute and deliver this Agreement and the other documents and instruments to be executed by it pursuant hereto and to carry out the terms hereof and thereof. This Agreement and each such other document and instrument, when duly executed and delivered by the Purchaser, will constitute a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except to the extent limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application related to the enforcement of creditors' rights generally and (ii) general principles of equity.

         5.2 Purchaser's Ability to Perform. As of the Initial Closing, the Purchaser has the financial resources to perform fully its total obligations under this Agreement.

                  Article VI - COMPLIANCE WITH SECURITIES LAWS

         6.1 Investment Intent of the Purchaser. The Purchaser represents and warrants to the Company that it is acquiring the Securities for its own account, with no present intention of selling or otherwise distributing the same in violation of the Securities Act.

         6.2 Status of Securities. The Purchaser has been informed by the Company that the Securities have not been registered under the Securities Act or under any state securities laws and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering.

         6.3 Accredited Investor Status. The Purchaser represents and warrants to the Company that it is an "Accredited Investor" as defined in Regulation D under the Securities Act.

         6.4 Access to Information. The Purchaser has had access to management of the Company and has been able to ask questions of management related to the Company and has reviewed the Company's filings pursuant to the Exchange Act. Notwithstanding any due diligence investigations conducted by or on behalf of the Purchaser, it is understood and agreed by each of the parties hereto that the Purchaser is entitled to rely, and is relying, on the representations and warranties made by the Company herein and in the Related Documents.

         6.5  Transfer of Securities, Conversion Shares and Warrant Shares.

                  (a) Securities, Conversion Shares and Warrant Shares may be transferred (i) pursuant to public offerings registered under the Securities Act, (ii) pursuant to Rule 144 of the SEC (or any similar rule then in force),
(iii) to an Affiliate or member of the Family Group of the transferor (provided that the subsequent transfer of the Securities, Conversion Shares or Warrant Shares is restricted), or (iv) subject to the conditions set forth in Section 6.5(b), any other legally available means of transfer.

Covol Securities Purchase Agreement  - 20 -                     December 7, 1999

                  (b) In connection with any transfer of any Securities, Conversion Shares or Warrant Shares (other than a transfer described in Section 6.5(a)(i), (ii) or (iii)), the holder of such shares shall deliver written notice to the Company describing in reasonable detail the proposed transfer, together with an opinion of counsel (which, to the Company's reasonable satisfaction, is knowledgeable in securities law matters), to the effect that such transfer may be effected without registration of such shares under the Securities Act.

                  (c) Until transferred pursuant to clauses (a)(i) or (ii) above or pursuant to clause (a)(i) above with an opinion of counsel pursuant to paragraph (b) above that such legend is not required, each Debenture, Warrant, Conversion Shares and Warrant Shares shall be imprinted with a legend substantially in the following form:

         THE  SECURITIES  REPRESENTED BY THIS  [DEBENTURE/CERTIFICATE/  WARRANT]
         WERE ORIGINALLY ISSUED ON ________, 1999 AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS [DEBENTURE/CERTIFICATE/WARRANT] IS SUBJECT TO THE CONDITIONS SET FORTH IN THE SECURITIES PURCHASE AGREEMENT, DATED AS OF DECEMBER 7, 1999, BETWEEN THE ISSUER (THE "COMPANY") AND THE PURCHASER NAMED THEREIN. THE COMPANY RESERVES THE RIGHT TO REFUSE ANY TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE COMPANY.

                       Article VII - CONDITIONS PRECEDENT

         7.1 Conditions Precedent. The obligation of the Purchaser to purchase any Securities hereunder is subject to the satisfaction of each of the following conditions precedent:

                  (a) The issuance and sale of the Securities shall not contravene any law, rule or regulation applicable to the Purchaser or the Company or any of its Subsidiaries;

                  (b) The following conditions have been satisfied as of the Initial Closing Date and each Additional Closing Date,

                           (i) The representations and warranties of the Company contained herein and in any Related Document and in any writing delivered pursuant hereto or thereto shall be true and correct when made and materially true and correct as of the time of the Initial Closing and each Additional Closing;

Covol Securities Purchase Agreement  - 21 -                     December 7, 1999

                           (ii) No action, suit, investigation or proceeding shall be pending or threatened before any court or Governmental Agency to restrain, prohibit, collect damages as a result of or otherwise challenge this Agreement or any Related Document or any transaction contemplated hereby or thereby;

                           (iii) All acts or covenants required hereunder to be performed by the Company prior to the Initial Closing and each Additional Closing shall have been fully performed by it; and

                           (iv) No Material Adverse Change shall have occurred between the date of the Current Balance Sheet and the Initial Closing Date or Additional Closing Date and no event or occurrence shall have occurred that could have a Material Adverse Effect.

                  (c) The following documents and items shall be delivered to the Purchaser at or prior to the Initial Closing and each Additional Closing:

                           (i) A fully executed counterpart of this Agreement (at the Initial Closing only), and the fully executed Debenture, the Security Agreement and the UCC-1 financing statements related thereto, the Warrants and the certificates (in such denominations as the Purchaser shall request) for the Warrants being delivered by the Company at the Initial Closing and each Additional Closing.

                           (ii) Certificates of a duly authorized officer of the Company dated as of the Initial Closing Date and each Additional Closing Date:

                                    (A) Stating  that the  following  conditions
                  have been satisfied as of the Initial Closing Date and each Additional Closing Date:

                                            (1)    The    representations    and
                           warranties of the Company contained herein and in any writing delivered pursuant hereto were true and correct when made and are materially true and correct as of the time of the Initial Closing and each Additional Closing;

                                            (2) No action,  suit,  investigation
                           or proceeding is pending or threatened before any court or Governmental Agency to restrain, prohibit, collect damages as a result of or otherwise challenge this Agreement or any Related Document or any transaction contemplated hereby or thereby;

                                            (3) All acts or  covenants  required
                           hereunder to be performed by the Company prior to the Initial Closing and each Additional Closing have been fully performed by it; and

Covol Securities Purchase Agreement  - 22 -                     December 7, 1999

                                            (4) No Material Adverse Change shall
                           have occurred between the date of the Current Balance Sheet and the Initial Closing Date and each Additional Closing Date and there shall have been no event or occurrence that could result in a Material Adverse Effect; and

                                    (B)  Setting  forth the  resolutions  of the
                  Board of Directors authorizing the execution and delivery of this Agreement and the Related Documents and the consummation of the transactions contemplated hereby and thereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended;

                           (iii) The Company shall have paid fees payable pursuant to Section 12.4 hereof;

                           (iv) A copy of a certificate of the appropriate official(s) of the state of organization and each state of foreign qualification of the Company and each of its Subsidiaries certifying as of the date of the certificate to the existence in good standing of, and the payment of taxes by, such Person in such states;

                           (v) A true and complete copy of the Certificate of Incorporation, as amended, of the Company, certified as of a date not more than six months prior to the Initial Closing Date by an appropriate official of the state of organization of each such Person, a true and complete copy of the Bylaws of the Company, certified as of the Initial Closing Date by the Secretary of the Company, and a certificate as of each Additional Closing Date by the Secretary of the Company that there has been no change to the Certificate of Incorporation or Bylaws of the Company since the Initial Closing Date; and

                           (vi)   Such   other   documents   relating   to   the
         transactions contemplated hereby as the Purchaser may reasonably request.

         7.2 Closing Deliveries to the Company. The Purchaser will deliver to the Company the aggregate purchase price for the Securities to be acquired by the Purchaser, net of a 10% placement fee payable to DH Financial, L.C..

                     Article VIII - COVENANTS OF THE COMPANY

         8.1 Restricted Actions. Without the prior written consent of the Purchaser, and for so long as the Debenture remains outstanding, the Company shall not, and shall not permit any Subsidiary to:

                  (a) become subject to any agreement or instrument which by its terms would (under any circumstances) restrict or impair the Company's right to comply with or fulfill its obligations under the terms of this Agreement or any of the Related Documents;

Covol Securities Purchase Agreement  - 23 -                     December 7, 1999

                  (b) use the proceeds from the sale of the Securities other than for repayment of indebtedness, working capital and other general corporate purposes; provided, that the Company will in no event use the proceeds to invest in any securities other than short-term, interest-bearing government securities;

                  (c) enter into any transaction or series of transactions with any stockholder, director, officer, employee or Affiliate, including, without limitation, the purchase, sale, lease or exchange of any property, the rendering of any service or any investment, loan or advance, unless such transaction (i) is consummated by the Company in good faith on an arm's-length basis, (ii) is less than $100,000 per occurrence or $250,000 in the aggregate, and (iii) is approved by the Board of Directors, including by a majority of the Company's disinterested directors;

                  (d) declare or pay any dividends, purchase or otherwise acquire for value any of its membership interests or other Capital Stock now or hereafter outstanding, return any capital to its members as such, or make any other payment or distribution of assets to its stockholders as such, or permit any of its Subsidiaries to do any of the foregoing or to purchase or otherwise acquire for value any Capital Stock of the Company or its Subsidiaries, or make any payment or prepayment of principal of, premium, if any, or interest on, or redeem, decrease or otherwise retire, any Indebtedness before its scheduled due date;

                  (e) materially alter or change the business of the Company;

                  (f) issue any stock option or warrant at less than the Fair Market Value at the time of grant;

                  (g) unless the Company has issued and sold $4,000,000.00 of the Debentures to the Purchaser, create, incur or suffer to exist any Indebtedness, other than:

                           (i) Indebtedness created hereunder and under the Debenture; and

                           (ii) Indebtedness existing on the date hereof, and any extension of maturity, refinancing or modification of the terms there of provided, however, that such extension, refinancing or modification (A) is pursuant to terms that are not materially less favorable to the purchaser than the terms of the Indebtedness being extended, refinanced or modified and (B) after giving effect to the extension, refinancing or modification, such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification.

                  (h) alter the rights, preferences and privileges of the Securities, the Conversion Shares or the Warrant Shares;

                  (i) allow the use, handling, generation, storage, treatment, release or disposal of Hazardous Materials at any property owned or leased by the Company or any of its Subsidiaries

Covol Securities Purchase Agreement  - 24 -                     December 7, 1999
except in compliance with Environmental Laws and so long as such use, handling, generation, storage, treatment, release or disposal of Hazardous Materials does not result in a violation of Environmental Law which would result in a Material Adverse Change; and

                  (j) grant any rights of registration under the Securities Act relating to any of its shares of Capital Stock or other securities to any Person other than pursuant to this Agreement, unless (i) the rights so granted to another Person do not limit, restrict or impair the rights of the Purchaser under this Agreement and under the Related Documents and (ii) such rights so granted to another Person do not grant priority in registration rights to such other Person over rights granted to Purchaser under this Agreement and under the Related Documents.

         8.2 Required Actions. For so long as the Debenture remains outstanding, the Company shall, and shall cause each Subsidiary to:

                  (a) cause all properties owned by the Company or any of its Subsidiaries or used or held for use in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Board of Directors may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the foregoing shall not prevent the Company from discontinuing the maintenance or operation of any of such properties if such discontinuance is, in the judgment of the management of the Company, desirable in the conduct of its business or the business of any of its Subsidiaries and is not disadvantageous in any material respect to the holders of the Securities;

                  (b) preserve and keep in full force and effect the corporate existence, rights (charter and statutory), licenses and franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the holders of Securities;

                  (c) maintain the books, accounts and records of the Company and its Subsidiaries in accordance with past custom and practice as used in the preparation of the Financial Statements except to the extent permitted or required by GAAP;

                  (d) keep all of its and its Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company in good faith to be financially sound and responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties (which may include self-insurance, if reasonable and in comparable form to that maintained by companies similarly situated);

Covol Securities Purchase Agreement  - 25 -                     December 7, 1999

                  (e) comply with all material legal requirements and material contractual obligations applicable to the operations and business of the Company and its Subsidiaries and pay all applicable Taxes as they become due and payable;

                  (f) permit representatives of any holder of the Securities and its agents (including their counsel, accountants and consultants), subject to the execution of a reasonable confidentiality agreement, to have reasonable access upon reasonable notice during business hours to the Company's books, records, facilities, key personnel, officers, directors, customers, independent accountants and legal counsel so long as such access does not violate any applicable Federal or state law or cause the loss of the attorney-client privilege;

                  (g) at all times (i) file all reports (including annual reports, quarterly reports and the information, documentation and other reports) required to be filed by the Company under the Exchange Act and Sections 13 and 15 of the rules and regulations adopted by the SEC thereunder, and the Company shall use its best efforts to file each of such reports on a timely basis, and take such further action as any holder or holders of the Securities, the Conversion Shares or the Warrant Shares may reasonably request (including providing copies of such reports to the holders of the Securities, the Conversion Shares or the Warrant Shares), all to the extent required to enable such holders to sell Securities pursuant to Rule 144 adopted by the SEC under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the SEC and to enable the Company to register securities with the SEC on Form S-3 or any similar short-form registration statement and upon the filing of each such report deliver a copy thereof to each holder of the Securities, the Conversion Shares or the Warrant Shares, (ii) if the Company is no longer subject to the requirements of the Exchange Act, provide reports to the holders of the Securities, the Conversion Shares or the Warrant Shares in substantially the same form and at the same times as would be required if the Company were subject to the Exchange Act, and (iii) provide to each initial holder of the Securities, the Conversion Shares or the Warrant Shares and each other holder who has entered into a confidentiality agreement with the Company, pursuant to mutually agreeable terms, any material information distributed to the Board of Directors;

                  (h) maintain at all times a valid listing for the Common Stock on a national securities exchange, the NASDAQ National Market System or the NASDAQ SmallCap Market;

                  (i) maintain all material Intellectual Property Rights necessary to the conduct of its business and own or have a valid license to use all right, title and interest in and to, such material Intellectual Property Rights;

                  (j) deliver Conversion Shares in accordance with the terms and conditions, and time periods, set forth in the Debenture;

                  (k) (i) Keep any property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances

Covol Securities Purchase Agreement  - 26 -                     December 7, 1999
sufficient to satisfy the obligations or liability evidenced by such Environmental Liens; (ii) comply, and cause its Subsidiaries to comply, in all material respects with Environmental Laws and shall provide to the Purchaser documentation of such compliance which the Purchaser reasonably requests; (iii) promptly notify the Purchaser of any Release of a Hazardous Material in excess of any reportable quantity from or onto property owned or operated by the Company, any of its Subsidiaries or, to the knowledge of the Company, any of its licensees and take any Remedial Actions required to abate said Release or otherwise to come into compliance with applicable Environmental Law; and (iv) promptly provide the Purchaser with written notice within ten (10) days of the receipt of any of the following: (a) notice that an Environmental Lien has been filed against any of the real or personal property of the Company, any of its Subsidiaries or, to the knowledge of the Company, any of its licensees; (b) commencement of any Environmental Action or notice that an Environmental Action will be filed against the Company or any Subsidiary; and (c) notice of a violation, citation or other administrative order which would reasonably be expected to cause a Material Adverse Effect; and

                  (m) Take such actions and execute, acknowledge and deliver, and cause each of the Subsidiaries to take such actions and execute, acknowledge and deliver, at its sole cost and expense such agreements, instruments or other documents as the Purchaser may reasonably require from time to time in order to
(i) carry out more effectively the purposes of this Agreement and the Related Documents, (ii) maintain the validity and effectiveness of any of the Related
Documents, and (iii) to better assure, convey, grant, assign, transfer and confirm unto the Purchaser the rights now or hereafter intended to be granted to the Purchaser under this Agreement or any Related Document.

         8.3 Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purposes of issuance upon conversion of the Debenture and the exercise of the Warrants, such number of shares of Common Stock as are issuable upon the conversion or exercise of the Debenture and all Warrants. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all Taxes, liens and charges. The Company, at its sole cost and expense, shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately transmitted by the Company upon issuance).

         8.4 Payments Free of Withholding. All payments by the Company hereunder or under the Debenture or the Warrants shall be made free and clear of, and without any deduction for, any Tax imposed by any taxing jurisdiction, domestic or foreign.

Covol Securities Purchase Agreement  - 27 -                     December 7, 1999

                        Article IX - REGISTRATION RIGHTS

         9.1 Registration Rights. The Company, at its sole cost and expense, covenants to register or qualify or cause to be registered or qualified under applicable federal and state securities laws the sale and resale by the Purchaser of (i) all of the Conversion Shares, as the same may be recalculated from time to time, (ii) all of the Warrant Shares, and (iii) all of the additional shares of Common Stock issued, issuable or which may become issuable to the Purchaser pursuant to this Agreement, if any (the "Registrable Securities"), and to maintain such registration or qualification effective for all periods during which any portion of any Debenture may be converted or any Warrants may be exercised. The Company covenants to prepare and file or to cause such registration or qualification to be prepared and filed with the United States Securities and Exchange Commission within 10 calendar days after the date of this Agreement. The Company covenants to use its best efforts to cause such registration or qualification to become effective as soon after filing as possible and to remain effective for all periods during which any portion of any Debenture may be converted or any Warrants may be exercised. The Company covenants to prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration or qualification and the prospectus used in connection therewith as may be necessary to keep such registration or qualification effective, to include all of the Registrable Securities as the number changes from time to time and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration or qualification in accordance with the intended methods of disposition by the sellers thereof set forth in such registration or qualification. If such registration or qualification does not become effective on or before January 21, 2000 or remain effective thereafter as provided herein, the Purchaser may, at its sole option, demand that the Company redeem all or any portion of the Debenture as provided therein.

         If such registration or qualification, registering all of the Registrable Securities, has not become effective on or before January 21, 2000 or at any time ceases to remain effective thereafter as provided herein, the Company hereby covenants and agrees to issue or cause to be issued to the Purchaser on such date and on every date which is 30 days or a multiple thereof after such date, until such registration or qualification shall become effective, additional shares of Common Stock equal in number to 10% of (i) the total number of shares of Common Stock issued or issuable upon conversion of all of the Debenture or portions thereof which are convertible by the Purchaser and
(ii) the additional shares of Common Stock issued or issuable to the Purchaser pursuant to this Agreement, if any, and to cause the sale and resale of all such additional shares to be included in the registration or qualification described herein.

         9.2 Piggyback Registration Rights. The Company covenants that if at any time when any Debenture may be converted or any Warrant may be exercised the Company should file a non-underwritten registration statement or offering statement on behalf of the Company pursuant to applicable federal and state securities laws for a public offering of securities, the Company will provide written notification to the Purchaser at least 30 days but not more than 60 days prior to the filing date of such registration statement or offering statement and will register or qualify or

Covol Securities Purchase Agreement  - 28 -                     December 7, 1999
cause to be registered or qualified, subject to the rights pursuant to which the registration or qualification is filed, at the option of the Purchaser and at the sole cost and expense of the Company, the sale and resale by the Purchaser of the Registrable Securities and the Company will maintain such registration statement effective for all periods during which any Debenture may be converted or any Warrants may be exercised.

                              Article X - SURVIVAL

         10.1 Survival. The representations, warranties, covenants and agreements of the parties hereto contained herein, or in any writing delivered pursuant hereto, shall survive the Initial Closing and each Additional Closing of the transactions contemplated hereby and by the Related Documents notwithstanding any due diligence investigation conducted by or on behalf of Purchaser and until such time as all of the obligations of the parties hereto have been satisfied.

                          Article XI - INDEMNIFICATION

         11.1 Indemnification. In consideration of the Purchaser's execution and delivery of this Agreement and acquiring the Securities hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless, on an after-tax basis, the Purchaser and each other holder of the Securities and each of their respective officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, Environmental Actions, losses, costs, penalties, fees, liabilities, Environmental Liabilities and Costs and damages, and expenses (including, without limitation, costs of suit and attorneys' fees and expenses) in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought) (the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) the material breach or inaccuracy of any representation or warranty contained in this Agreement or any Related Document or any other instrument, agreement or document delivered to the Purchaser in accordance herewith or therewith, (b) the execution, delivery, performance or enforcement of this Agreement, any Related Document and any other instrument, document or agreement executed pursuant hereto or thereto by any of the Indemnitees, or (c) resulting from any material breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company herein or in any Related Document. The Company shall reimburse the Indemnitees for the Indemnified Liabilities as such Indemnified Liabilities are incurred. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

Covol Securities Purchase Agreement  - 29 -                     December 7, 1999

                        Article XII - GENERAL PROVISIONS

         12.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, including each subsequent holder of Securities, Conversion Shares or Warrant Shares. Except as otherwise specifically provided herein, this Agreement shall not be assignable by the Company without the prior written consent of the Purchaser.

         12.2 Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior oral or written arrangements or understandings.

         12.3 Notices. All notices, requests, consents and other communications provided for herein shall be in writing and shall be (i) delivered in person,
(ii) transmitted by telecopy, (iii) sent by registered or certified mail, postage prepaid with return receipt requested, or (iv) sent by reputable overnight courier service, fees prepaid, to the recipient at the address or telecopy number set forth below, or such other address or telecopy number as may hereafter be designated in writing by such recipient. Notices shall be deemed given upon personal delivery, upon receipt of return receipt in the case of delivery by mail, upon acknowledgment by the receiving telecopier or one day following deposit with an overnight courier service.

                  (a)      If to the Company:

                           Covol Technologies, Inc.
                           3280 North Frontage Road
                           Lehi, Utah 84043
                           Telecopy:  (801) 768-4483
                           Attention: Steven G. Stewart

         with a copy to (which shall not constitute notice to the Company):

                           Callister, Nebeker & McCullough
                           Ten East South Temple
                           Salt Lake City, Utah 84133
                           Telecopy:  (801) 364-9127
                           Attention: Richard T. Beard, Esq.

                  (b)      If to the Purchaser:

                           DH Financial, L.C.
                           5478 Green Street
                           Murray, Utah 84123
                           Telecopy: (801) 501-9882
                           Attention: Corwin L. Hair or Brad Dennis

Covol Securities Purchase Agreement  - 30 -                     December 7, 1999
         with a copy to (which shall not constitute notice to the Purchaser):

                           Corbridge Baird & Christensen
                           39 Exchange Place, Suite 100
                           Salt Lake City, Utah 84111
                           Telecopy: (801) 534-1948
                           Attention: James G. Swensen, Jr., Esq.

         12.4  Purchaser Fees and Expenses.

                  (a) The Company shall pay a placement fee to DH Financial, L.C. equal to 10% of the aggregate principal amount of the Debenture issued pursuant to this Agreement, payable upon issuance of each Debenture.

                  (b) The Company shall  reimburse the Purchaser upon demand for
(i) the reasonable fees and expenses of counsel(s) to the Purchaser incurred in connection with the documentation, negotiation and consummation of the transactions contemplated by this Agreement and the Related Documents and (ii) reasonable due diligence expenses incurred by the Purchaser.

                  (c) The Company also agrees to pay or cause to be paid, on demand, and to save the Purchaser harmless against liability for the payment of all reasonable out-of-pocket expenses incurred by the Company from time to time arising from or relating to: (i) the preservation and protection of any of the Company's rights under this Agreement or the Related Documents, (ii) the defense of any claim or action asserted or brought against the Purchaser by any Person that arises from or relates to this Agreement, any Related Document, the Purchaser's claims against the Company, or any and all matters in connection therewith, (iii) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any Related Document,
(iv) the filing of any petition, complaint, answer, motion or other pleading by the Purchaser in connection with this Agreement or any Related Document, (v) any attempt to collect from the Company, or (vi) the receipt of any advice with respect to any of the foregoing. Without limitation of the foregoing or any other provision of any Related Document: (A) the Company agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Purchaser to be payable in connection with this Agreement or any Related Document, and the Company agrees to save the Purchaser harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, and (B) if the Company fails to perform any covenant or agreement contained herein or in any Related Document, the Purchaser may itself perform or cause performance of such covenant or agreement, and the expenses of the Purchaser incurred in connection therewith shall be reimbursed on demand by the Company.

Covol Securities Purchase Agreement  - 31 -                     December 7, 1999

         12.5 Amendment and Waiver. No amendment of any provision of this Agreement shall be effective, unless the same shall be in writing and signed by the Company and the Purchaser. Any failure of the Company to comply with any provision hereof may only be waived in writing by the Purchaser, and any failure of the Purchaser of the Securities, the Conversion Shares or the Warrant Shares to comply with any provision hereof may only be waived in writing by the Company. No such waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by any party to take any action against any breach of this Agreement or default by any other party shall constitute a waiver of such party's right to enforce any provision hereof or to take any such action.

         12.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

         12.7 Headings. The headings of the various sections of this Agreement have been inserted for reference only and shall not be deemed to be a part of this Agreement.

         12.8 Remedies Cumulative. Except as otherwise provided herein, the remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto.

         12.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF UTAH WITHOUT GIVING EFFECT TO THE LAWS OF CONFLICT OR CHOICE OF LAWS OF THE STATE OF UTAH OF ANY OTHER JURISDICTION THAT WOULD RESULT IN THE APPLICATION OF ANY LAWS OTHER THAN THOSE OF THE STATE OF UTAH.

         12.10 CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY RELATED DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF UTAH IN THE COUNTY OF SALT LAKE OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF UTAH, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES HEREBY IRREVOCABLY ACCEPT IN RESPECT OF THEIR PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.

         12.11 No Third Party Beneficiaries. Except as specifically set forth or referred to herein, nothing herein is intended or shall be construed to confer upon any person or entity other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

Covol Securities Purchase Agreement  - 32 -                     December 7, 1999

         12.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Agreement as of the date first above written.

                                              COVOL TECHNOLOGIES, INC.

Attest

By: /s/ Harlan M. Hatfield                 By: /s/ Steven G. Stewart
   --------------------------------           ----------------------------------
Harlan M. Hatfield, General Counsel    &        Steven G. Stewart, Chief
Corporate Secretary                             Financial Officer


                                            DH FINANCIAL, L.C.


                                            By: /s/ Brad Dennis
                                                --------------------------------
                                                Its Manager

Covol Securities Purchase Agreement  - 33 -                     December 7, 1999

SCHEDULES

Schedule 4.1               Subsidiaries
Schedule 4.2               Existing Indebtedness
Schedule 4.3               Capitalization
Schedule 4.6(a)            Certain Changes
Schedule 4.6(c)            Places of Business
Schedule 4.7               Litigation
Schedule 4.13              Owned Real Property
Schedule 4.16              Intellectual Property
Schedule 4.19              Environmental Laws
Schedule 4.20              Transactions with Affiliates
Schedule 4.21              Taxes
Schedule 4.22              Other Investors
Schedule 4.29              Registration Rights
Schedule 4.30              Synthetic Fuel Facilities

Covol Securities Purchase Agreement  - 34 -                     December 7, 1999